SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant            X
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Preliminary Proxy Statement                              Confidential, for Use of
 the Commission Only
 (as permitted by
 Rule 14a-6(e)(2))
Definitive Proxy Statement
X     Definitive additional materials
Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

Julius Baer Investment Funds

(Name of Registrant/s as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.

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PLEASE VOTE TODAY!  YOUR VOTE IS IMPORTANT!

Dear Shareholder:

The Special Meeting of Shareholders of the Julius Baer International Equity Fund (the “Fund”) has been adjourned until June 1, 2007 at 9:30 a.m. Eastern Timedue to insufficient voter participation.

Avoid the additional costs of another adjournment, please
vote your shares today.

To date, response to the proposals has been overwhelmingly favorable, but the Fund has not received the number of votes necessary to hold the shareholder meeting, which is why your vote is so important.

After careful consideration, the Board of Trustees concluded that the proposals are in the best interests of the Fund and unanimously recommends that you vote “FOR” the proposals.  Please choose among the following easy options to submit your voting instructions today:
1.                   Vote by Telephone.  Call the toll-free number listed on the enclosed proxy card and follow the recorded instructions.  Please have your proxy materials, including the controlnumber on your proxy card, available.

2.                   Vote by Internet.  Log on to the Internet address found on the enclosed proxy card and follow the instructions on the website.  Please have your proxy materials, including the control number on your proxy card, available.

3.        Vote by Mail.  Sign, date, and mail the enclosed voting instruction form or proxy card in the postage-paid return envelope.

If you have further questions regarding the proposals or the voting process, do not hesitate to call D.F. King & Co., Inc., at (800) 628-8510.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY.